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                                                                   EXHIBIT 10.21


                     FIRST AMENDMENT TO COMMON STOCK WARRANT
                                  (May 9, 1996)

     This Amendment is entered into as of May 9, 1996, by and between Insight Imaging Systems, Inc. ("Insight"), a California corporation, and Name with respect to that certain Common Stock Warrant (the "Warrant"), dated WarrantDate, by and between Insight and Warrantholder, as follows:

     1. EFFECT OF NEW IMAGE ACQUISITION. The parties agree that to the extent that the provisions of Section 1.1(ii) of the Warrant would prevent exercise of the Warrant after the closing of the transactions contemplated in that certain Agreement and Plan of Reorganization by and among New Image Industries, Inc., Wisdom Acquisition Corp., and Insight, dated as of May 9, 1996, the provisions of Section 1.1(ii) are to that extent waived and the Warrant shall remain exercisable following the closing of such transactions. This waiver shall not constitute a waiver as to any other transaction which would come within the provisions of Section 1.1(ii).

     2. Except as amended hereby, the Warrant shall remain in full force and effect.

     WHEREFORE, the parties have entered into this Amendment.


Insight Imaging Systems, Inc.                      SigningName


By:                                         By
   -------------------------------            -------------------------------
     Mark W. Stevens,                           SigningPerson
     President